SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010 (May 12, 2010)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Knight Capital Group, Inc. 2010 Equity Incentive Plan

On May 12, 2010, at the 2010 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the Knight Capital Group, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), which the Company’s Board of Directors had previously approved, subject to such stockholder approval. Executive officers of the Company are permitted to participate in the 2010 Plan. The purpose of the 2010 Plan is to promote the success of the Company by providing a method whereby employees, officers and directors of the Company and its affiliates may be encouraged to increase their proprietary interest in the Company. The 2010 Plan, among other things, provides for grants of stock options, stock appreciation rights, restricted stock, and restricted stock units. Subject to adjustments described in the 2010 Plan, a maximum of 10,580,044 shares of Class A Common Stock of the Company will be reserved for issuance under the 2010 Plan. As a result of stockholder approval of the 2010 Plan, no additional awards will be made under the Company’s 2006 Equity Incentive Plan, 2003 Equity Incentive Plan, 1998 Long-Term Incentive Plan and 1998 Non-Employee Director Plan (but the terms and conditions of any outstanding awards granted under those existing plans will not be affected).

A summary of the material terms of the 2010 Plan is set forth in our definitive proxy statement on Schedule 14A for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 7, 2010 (the “Proxy Statement”), which summary is incorporated herein by reference. That summary and the description above do not purport to be complete, and are qualified in their entirety by reference to the 2010 Plan, incorporated herein by reference from Exhibit B to the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2010, the Company held its annual meeting of stockholders. The following matters set forth in the Company’s Proxy Statement were voted on at its annual meeting of stockholders and the results of such voting is indicated below.

1. The eight nominees listed below were elected as directors of the Company to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified. The nominees received the respective votes set forth opposite their names below:

Name of Directors Elected	FOR	%	WITHHELD AUTHORITY	%
William L. Bolster	63,084,200	92.54	5,083,603	7.46
Gary R. Griffith	67,594,475	99.16	573,328	0.84
Thomas M. Joyce	67,624,257	99.20	543,546	0.80
James W. Lewis	67,855,990	99.54	311,813	0.46
Thomas C. Lockburner	67,027,715	98.33	1,140,088	1.67
James T. Milde	66,106,632	96.98	2,061,171	3.02
Christopher C. Quick	67,929,171	99.65	238,632	0.35
Laurie M. Shahon	66,098,159	96.96	2,069,644	3.04

There was no solicitation in opposition to the nominees proposed to be elected by the holders of the Class A Common Stock in the Proxy Statement.

2. The Knight Capital Group, Inc. 2010 Equity Incentive Plan was approved. Voting results on this proposal were as follows:

FOR    44,438,678    (65.19%)    AGAINST    23,686,154     (34.75%)        ABSTAINED    39,971    (0.06%)

Under applicable Delaware law, abstentions have the effect of votes against this proposal. There were 9,129,516 BROKER NON-VOTES on this matter which had no effect on the outcome of the vote.

3. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010 was ratified. Voting results on this proposal were as follows:

FOR    76,545,168    (99.03%)    AGAINST    724,729     (0.94%)             ABSTAINED    27,422    (0.03%)

Under applicable Delaware law, abstentions have the effect of votes against this proposal.

Further information regarding these matters is contained in the Proxy Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Knight Capital Group, Inc. 2010 Equity Incentive Plan of the Company (Incorporated herein by reference from Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A (Commission file number 001-14223), dated April 7, 2010.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: May 13, 2010

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General
Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Knight Capital Group, Inc. 2010 Equity Incentive Plan of the Company (Incorporated herein by reference from Exhibit B to the Company’s Definitive Proxy Statement on Schedule 14A (Commission file number 001-14223), dated April 7, 2010.)